UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 29, 2014

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On May 29, 2014, Electro Rent Corporation (“Electro Rent”, “we” or “us”) entered into the EMG Authorized Technology Partner Program Agreement / Agreement No. ANT76 (the “Reseller Agreement”) with Agilent Technologies, Inc. (“Agilent”), pursuant to which we were appointed as a reseller for certain new and used Agilent test and measurement products and services in the United States and Canada.
Pursuant to the Reseller Agreement, we are granted the right to purchase Agilent products, services and accessories at specified discounts and to sell, lease or rent those items (a) to end-users (other than certain target accounts designated by Agilent) and (b) to Agilent Solution Partners (which includes original equipment manufacturers, value added resellers and system integrators) approved by Agilent.
We are the exclusive reseller of new Agilent products in the United States and Canada, except for with respect to the target accounts designated by Agilent, Agilent Solution Partners and other resellers appointed by Agilent to cover specific areas where sales coverage is reasonably determined by Agilent to be insufficient, provided in the last case that Agilent provide Electro Rent 30 days’ advance notice to develop a reasonable plan to address the coverage for such area. With respect to the exceptions, Agilent has agreed to pay us (in the form of a credit to our account) a specified percentage of any sales that Agilent or any other reseller appointed by Agilent makes to customers in the United States and Canada. We have agreed not to engage in marketing, promotion, sales or support of new products which compete with Agilent products.
We have agreed to work with Agilent to develop a marketing development and business plan for our reseller activities, to provide sales forecasting and reporting and to co-fund marketing and business development programs with Agilent. We have also agreed to maintain our trained and certified sales and support organization that consists of outside sales personnel, inside sales personnel and managers to fulfill the marketing, sales and product support requirements set forth in the Reseller Agreement. Agilent will provide training for such personnel on Agilent products and services.
The Reseller Agreement provides that if Agilent enters into a reseller agreement with another reseller in North America, and the terms of such reseller agreement are more favorable to the reseller than the terms provided in the Reseller Agreement, the parties will adjust the terms of the Reseller Agreement to be as favorable to us as the other reseller agreement.
The term of the Reseller Agreement is twelve months. The Reseller Agreement may only be terminated earlier upon (a) a breach of certain obligations in the Reseller Agreement, (b) upon the insolvency or bankruptcy of one of the parties, or (c) if we are acquired by a company that sells new products that compete with the Agilent’s product portfolio.
The Reseller Agreement replaces and supersedes the EMG US Authorized Technology Partner Agreement dated December 1, 2009, as amended, between Electro Rent and Agilent, which expired according to its terms on May 31, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	ELECTRO RENT CORPORATION By: /s/ Craig R. Jones Craig R. Jones Vice President and Chief Financial Officer